Exhibit 99.1

Behringer Harvard Acquires Multifamily
Community in Marina del Rey, California

DALLAS, October 5, 2009 — Behringer Harvard announced today that it has acquired Redwood Lofts through a strategic alliance with Phoenix-based Alliance Residential. Redwood Lofts is a new 140-unit multifamily community at 4055 Redwood Avenue in Marina del Rey, California. Home of the largest man-made harbor in the United States, Marina del Rey is an affluent beach community four miles northwest of Los Angeles International Airport.

“This high-quality multifamily community is located in one of the best-performing submarkets in Southern California. The apartments feature many luxury finishes and the larger unit sizes typically offered only to buyers of luxury condos,” said Mr. Mark T. Alfieri, Chief Operating Officer of Behringer Harvard Multifamily REIT I, Inc. “With its coveted Westside location, we expect Redwood Lofts to generate strong interest from young professionals who appreciate fine living without the responsibilities of homeownership. The units are move-in ready, and we plan to begin lease-up immediately.”

Redwood Lofts, which Behringer Harvard is rebranding to Forty55 Lofts, consists of four four-story buildings situated on a 2.6-acre site 15 miles west of the Los Angeles city center. Less than one mile north of the property, State Route 90 and its connection to Interstate 405 provide commuters with easy access to employment centers in Los Angeles and Orange counties. When it’s time to relax, the residents of Redwood Lofts are only minutes away from eight miles of Pacific Ocean beachfront and a wealth of water sport options including kayaking, fishing, sailing, windsurfing and jet skiing. Residents also have immediate access to a 22-mile bike path running from Malibu to Redondo Beach.

The high-end, condo-quality floor plans and finishes offered by Redwood Lofts now represent the best in class for the Marina del Rey rental market. Interiors of this gated community feature spacious loft-style floor plans ranging in size from 919 to 1,631 square feet. Luxurious finishes include 10-foot ceilings; large windows; and deluxe kitchens with wood maple cabinetry, granite countertops and stainless steel appliances. Units also include full-size washers and dryers, walk-in closets, and private patios and balconies. Among the community amenities are a state-of-the-art fitness center and a beautifully landscaped courtyard featuring a large resort-style pool and spa, outdoor fireplace, barbecue area, and decorative water feature.

The acquisition of Redwood Lofts was made through a joint venture of Behringer Harvard Multifamily REIT I, Inc. (a publicly registered, non-listed REIT) and PGGM Private Real Estate Fund, a vehicle for real estate investments for large Dutch pension funds.

Including this most recent investment, the portfolio of Behringer Harvard Multifamily REIT I, Inc. includes investments in 16 multifamily communities that represent 4,769 multifamily units in nine states.

About Behringer Harvard

Behringer Harvard is a commercial real estate company investing in assets domestically and internationally. The company creates and manages strategic real estate fund opportunities across a wide spectrum of investment styles for retail investors, as well as domestic and international institutions, through its real estate investment trusts, partnerships, joint ventures, and proprietary program structures. For more information, call toll-free 866.655.3600 or visit behringerharvard.com.

This release contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Multifamily REIT I, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the offering documents for the offering of shares of Behringer Harvard Multifamily REIT I, Inc. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Katie Myers Richards Partners katie_myers@richards.com 214.891.5842	Jason Mattox Chief Administrative Officer Behringer Harvard jmattox@behringerharvard.com 866.655.3600	Barbara Marler Behringer Harvard bmarler@behringerharvard.com 469.341.2312

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